UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2010

Commission File No. 333-153294

SMART KIDS GROUP, INC.
 (Exact name of small business issuer as specified in its charter)

Florida (State or other Jurisdiction of Incorporation or Organization)	05-0554762 (I.R.S. Employer Identification No.)

Tree Fork Lane, Suite 109, Longwood, Florida	32746
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s Telephone Number: (780) 222-6257

Not Applicable
(Former name or former address, if changed since last report.)

With Copies to:
Virginia K Sourlis, Esq.
The Sourlis Law Firm
214 Broad Street
Red Bank, New Jersey 07701
Telephone: (732) 530-9007
www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

The following discussion provides only a brief description of the document described below. The discussion is qualified in its entirety by the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein,

Effective September 9, 2010, Smart Kids Group, Inc., a Florida corporation (the “Company”), and 3D Future Vision, Inc., a Florida corporation ("3DFV”), entered into a License Agreement (the “License Agreement”) on an exclusive basis for a term of twenty five (25) years. Pursuant to the License Agreement, 3DFV grants certain rights under its proprietary intellectual property related to the Gina D Brand Library® intellectual property inventory (“Licensed IP”) to SKGP to make, have made, import, use, offer for sale, promote, distribute, sell products and processes, and otherwise commercially exploit the Licensed IP in all fields and any manner as deemed necessary in the sole discretion of the Company.

 In consideration for the execution of the License Agreement and for the exclusivity of the license, SKGP has agreed to issue an amount of shares of its common stock to 3DFV equivalent to render 3DFV’s percentage of stock ownership in the Company equal to that of Mr. Richard Shergold, the Company’s President and Chairman, who currently owns 90,000,000 shares (69.04%). This issuance to 3DFV will amount to approximately 90,000,000 shares of the Company’s common stock. In addition, 3DFV’s President, Mr. Joseph DiFrancesco, will be appointed as the Company’s Chief Executive Officer and Co-Chairman of the Board of Directors pursuant to a written consent of the majority shareholders of the Company in lieu of a meeting of shareholders. Pursuant to the License Agreement, Mr. DiFrancesco has also been granted the right to appoint an additional board member in his sole and absolute discretion.

There are no material relationships between the Company or its affiliates and any of the parties to the License Agreement, other than with respect to the License Agreement.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers; Election of Directors; Appointment of Certain Officers

On September 9, 2010, pursuant to the License Agreement entered into by the Company and 3DFV as described in full detail in Item 1.01 of this Current Report, Mr. Richard Shergold resigned as the Chief Executive Officer of the Company. Mr. Shergold will continue his service to the Company as the President and Co-Chairman of the Board of Directors.

On September 9, 2010, concurrent with the execution of the License Agreement, the Board of Directors appointed Mr. Joseph DiFrancesco to serve as the Company’s Chief Executive Officer. Concurrently, Mr. DiFrancesco was elected to serve as Co-Chairman of the Board of Directors by majority shareholder vote pursuant to a written consent of the majority shareholders of the Company in lieu of a meeting of shareholders.

Joseph DiFrancesco
Chief Executive Officer and Co-Chairman

Mr. Joseph DiFrancesco is the founder, Chairman, CEO, and President of 3D Future Vision, Inc. Through his efforts, 3DFV has created Gina D's Kids Club® programs that have won a Telly Award, a Kids First Award, a Communicator Award and a Crystal Award for Excellence in Creativity, Special Effects and Animation. The show has also been approved by Kids First and the Coalition for Quality Children's Media. The entire series of television DVDs have received a 5 star review and been awarded the Dove Foundation Family Seal of Approval. In addition, the Safety, Health and Fitness television DVD has been awarded the 2007 Greatest Products Award from iParenting Media which is owned by Disney.

For the past seven years, he and his wife, 3DFV Co-Executive Producer Bernadette DiFrancesco, were responsible for creating the idea, the characters, the music and the production of the Gina D Brand Library which is owned exclusively by 3D Future Vision, Inc. that includes: 31 half-hour episodes of Gina D's Kids Club®,  13 half-hour episodes of Sing Along With Gina D, 13 half-hour episodes of  Gina's Pre-School Musical-The Series Narrated By Casey Kasem , over 300 written and recorded original songs and music videos and a 90 minute made for television movie called Gina D's Pre-School Musical narrated by Casey Kasem. On September 9, 2010, Smart Kids Group, Inc. and 3D Future Vision, Inc. entered into an exclusive license agreement for the licensing of the Gina D Brand Library® for a term of 25 years.

On September 9, 2010, pursuant to and concurrent with the execution of the License Agreement, Mr. Michael Gibilisco was elected as a director of the Board of Directors pursuant to a written consent of the majority shareholders of the Company in lieu of a meeting of shareholders. Mr. Gibilisco was recommended to the majority shareholders for election to the Board of Directors by Mr. Joseph DiFrancesco pursuant to the License Agreement.

Michael Gibilisco
Director

Mr. Michael Gibilisco is President of MG Studios and the Creator and developer of a provisional patent 3D digital processing technology and also has worked with Mr. Joseph DiFrancesco for the last 9 years as Director of the Gina D's Kids Club programs that air in over 95% of the worlds markets. Mike has 15 years experience in the Film, Video and Animation industry. His credits include producing and directing television shows for numerous clients, such as, Nickelodeon, Disney and Universal Studios with airings on a variety of networks such as PBS, ABC, WB, FOX, TBN, CBS, NBC, TNN, MTV, BET, satellite dish networks and affiliate networks. Michael Gibilisco is also a consultant for a number of companies for his experience in marketing and syndication efforts for a variety of projects. Michael Gibilisco formed his own company; MG Studios back in 1997 and since has grown to work with major motion picture and television studios producing quality programs. His personal involvement includes managing and overseeing the development and creation of projects along with pre production, production and post-production. Michael Gibilisco background includes producing and directing animated series, children's television show series along with music videos, commercials, infomercials, public service announcements, and a television series. Michael Gibilisco has received The Communicator's and Aurora awards for directing, special effects and animation along with being nominated for an Emmy. Michael's company, MG Studios is a state of the art fully digital studio located in Longwood, Florida with capabilities to produce, edit, animate, motion capturing, create special effects, compose music, composite, CD-ROM and DVD authoring, along with web design and much more. MG Studios specializes in the creation and complete media packaging for the television and film industry. Recently, Michael Gibilisco has ventured into the 3D Stereoscopic and Auto-Stereoscopic arena. With his experience in the film and video industry and being involved with the technical aspects of the industry, he created his own process and software to view image/video/film with and without the use of 3D glasses.

On September 9, 2010, concurrent with and pursuant to the execution of the License Agreement, Ms. Lisa Yakiwchuk was appointed by the Board of Directors to serve as the Company’s Chief Operating Officer. Ms. Yakiwchuk also serves as the Company’s Secretary and director.

Lisa Yakiwchuk
Chief Operating Officer, Secretary and Director

-     2003 – Present – Smart Kids Group Inc. - Administrative Officer, Secretary and Director
-     2003 – Present – Smart Kids International Holdings – Corporate Secretary/Director
-     2003 – Present – TKS Administration Services – Self-employed
-     2004 – Present – Alberta Children and Youth Services – Executive Division

Ms. Yakiwchuk, age 43, has been in the executive administration field for over 24 years. Ms. Yakiwchuk has served over 18 years in public provincial government administration. As a previous Supervisor of Administration, she oversaw 11 employees in the social services sector, working with child welfare, children with disabilities and foster homes.

Family Relationships

Mr. Richard Shergold and Ms. Lisa Yakiwchuk, the Company’s Chief Operating Officer, Director and Secretary, are first cousins. Aside from this familial relationship, there are no other relationships between any of the Company’s officers and directors.

Compensatory Arrangements of Certain Officers

Pursuant to the License Agreement, dated September 9, 2010, the Company intends to offer to each executive officer currently employed by the Company, a five (5) year employment contract with compensation for each officer of $10,000 per month. As of the date of this Agreement, no such contract have been entered into between the Company and its officers, and all employment agreements in effect prior to the License Agreement dated September 9, 2010 are currently in effect.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Exclusive License Agreement, dated as of September 9, 2010 by and between the Company and 3D Future Vision, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SMART KIDS GROUP, INC.
Date: September 15, 2010	By: /s/ RICHARD SHERGOLD
Name: Richard Shergold Title: President, Chief Creative Officer and Co-Chairman (Principal Executive Officer, Principal Financial and Accounting Officer)